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                                                                    EXHIBIT 21.1


                            LISTING OF SUBSIDIARIES


                                                                      Country, State
                                                                      or Province
                                                                      of Incorporation
                                                                      ----------------
Metallurg International Resources, LLC                                Delaware
Shieldalloy Metallurgical Corporation                                 Delaware
Metallurg Services, Inc.                                              New York
MIR (China), Inc.                                                     Delaware
Metallurg (Canada) Limited                                            Quebec, Canada
Elektrowerk Weisweiller GmbH                                          Germany
Metallurg Holdings Corporation                                        New Jersey
  Metallurg Europe Limited                                            England
  London & Scandinavian Metallurgical Co Limited                      England
    S.A. Vickers Limited (dormant)                                    England
    H.M.I. Limited (dormant)                                          England
    Metal Alloys (South Wales) Limited (dormant)                      England
    The Aluminium Powder Company Limited                              England
        Alpoco Developments Limited (dormant)                         England
        Metalloys Limited (dormant)                                   England
        Benda-Lutz-Alpoco Sp.zo.o.                                    Poland
    M & A Powders Limited (dormant)                                   England
    Hydelko AS                                                        Norway
Metallurg South Africa (Pty.) Limited                                 South Africa
    W.T. Mines Limited (dormant)                                      South Africa
    Stand 359 Wadeville Extension 4 (Pty.) Limited                    South Africa
    Reframet Installations (Pty.) Limited                             South Africa
    Natal Foundry Suppliers (Pty.) Limited                            South Africa
Turk Maadin Sirketi                                                   Turkey
    Oren Madencilik (dormant)                                         Turkey
Gesellschaft fur Elektrometallurgie mbH                               Germany
    Societe Miniere du Kivu (dormant)                                 Dem. Republic of Congo
    GfE Umwelttechnik GmbH                                            Germany
        Recovan S.p.A.                                                Italy
        Intervan GmbH                                                 Germany
    Keramed Medizintechnik GmbH                                       Germany
    GfE Metalle und Materialien GmbH                                  Germany
    GfE Giesserei- und Stahlwerksbedarf GmbH                          Germany
    RZM-Recyclingzentrum Mittelfranken GmbH                           Germany
Companhia Industrial Fluminense                                       Brazil

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Ferrolegeringar Aktiengesellschaft                         Zurich, Switzerland
     Metalchimica S.r.l.                                   Italy
     FAG Poland Sp.zo.o                                    Poland
Aktiebolaget Ferrolegeringar                               Sweden
Metallurg International Resources GmbH                     Germany
     Metallurg International Resources Russia Limited      Russia
Metallurg (Far East) Limited                               Japan
Montanistica S.A.                                          Zug, Switzerland
Metallurg Mexico S.A. de C.V.                              Mexico
Metallurg Servicios S de RL de CV                          Mexico
Caribbean Metals & Alloys Limited (dormant)                Jersey, CI
Metallurgische Gesellschaft AG (dormant)                   Zurich, Switzerland
Brandau y Cia S.A. (dormant)                               Spain
Aleaciones Metalurgicas Venezolanas C.A. (dormant)         Venezuela
Montan Aktiengesellschaft (dormant)                        Liechtenstein


Notes
Dormant subsidiaries have no operations.



As at March 28, 2001